Consent of Independent Auditors


We consent to the reference to our firm under the captions
"Financial Highlights" in the Prospectus and "Independent
Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated November 14, 1997, in this Registration Statement on Form N-1a of the Concert Investment Series, formerly the Common Sense Trust (comprising, respectively the Emerging Growth Fund, Government Fund, Growth Fund, Growth and Income Fund, International Equity Fund, Municipal Bond Fund and Money Market
Fund).



	Ernst & Young LLP

New York, New York
December 15, 1998